                                                                 Exhibit 4(d)(2)

                                     ISDA(R)

          International Swaps and Derivatives Association, Inc.

                                    SCHEDULE

                                     to the

                                MASTER AGREEMENT

                         dated as of September 24, 2002

                                     between

CREDIT SUISSE FIRST BOSTON             and     STATE STREET BANK AND TRUST
INTERNATIONAL,                                 COMPANY OF CONNECTICUT,
an unlimited liability company                 NATIONAL ASSOCIATION,
organized under the laws of                    a national banking association,
England and Wales                              in its capacity as
                                               Subordination Agent on behalf
         ("PARTY A")                           of the Trustee under the Pass
                                               Through Trust Agreement dated
                                               as of March 21, 2002 between
                                               State Street Bank and Trust
                                               Company of Connecticut,
                                               National Association, and
                                               American Airlines, Inc., as
                                               supplemented by the Trust
                                               Supplement No. 2002-1G dated as
                                               of September 24, 2002

                                                        ("PARTY B")

                                     PART 1
                             TERMINATION PROVISIONS

(A)   SPECIFIED ENTITY.  None.

(B) SPECIFIED TRANSACTION. Specified Transaction will have the meaning specified in Section 14.

(C) EVENTS OF DEFAULT. The "Events of Default" set forth in Section 5(a) will not apply to Party B but will apply to Party A (subject to clause (d) below).

(D) CROSS DEFAULT. The "Cross Default" provision of Section 5(a)(vi) will not apply.

(E) TERMINATION EVENTS. The "Illegality" provisions of Section 5(b)(i), the "Tax Event" provisions of Section 5(b)(ii), the "Tax Event Upon Merger" provisions of Section 5(b)(iii) and the "Credit Event Upon Merger" provisions of Section 5(b)(iv) (as amended below) will apply to Party A but will not apply to Party B. Party A shall be the sole Affected Party (under Section 5(b)(i), (ii) and 5(b)(iv)) and the sole Burdened Party (under Section 5(b)(iii)) with respect to a Termination Event.

(F) CREDIT EVENT UPON MERGER. The "Credit Event Upon Merger" provisions in Section 5(b)(iv) are hereby amended by: (I) deleting in the fourth line thereof the words "another entity" and replacing them with the words "or reorganizes, incorporates, reincorporates, reconstitutes, or reforms into or as, or receives all or substantially all of the assets and/or liabilities or obligations of, another entity or X, such Credit Support Provider, or such Specified Entity, as the case may be, effects a recapitalization, liquidating dividend, leveraged buy-out, other similar highly-leveraged transaction, or stock buy-back or similar call on equity,"; (II) deleting in the fifth line thereof the words "the resulting, surviving or transferee" and replacing them with the words "X, such Credit Support Provider, or such Specified Entity, as the case may be, or any resulting, surviving, transferee, reorganized, reconstituted, reformed, or recapitalized"; and (III) deleting in the seventh line thereof the words "its successor or transferee" and replacing them with the words "any resulting, surviving, transferee, reorganized, reconstituted, reformed, or recapitalized entity".

(G) AUTOMATIC EARLY TERMINATION. The "Automatic Early Termination" provision of Section 6(a) will not apply.

(H)   RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.  Sections
      6(b)(ii)-(iv) are deleted in their entirety and replaced by the following:

      "(ii) REPLACEMENT ON TERMINATION EVENT. Upon the occurrence of an Illegality or Credit Event Upon Merger, Party A shall have the right within 20 days of the date of such Termination Event, at its own expense, to arrange for one or more Replacement Above-Cap Liquidity Providers to enter into and deliver to Party B a Replacement Above-Cap Liquidity Facility for such Above-Cap Liquidity Facility. If Party A does not arrange for such replacement and if the Above-Cap Liquidity Facility has not otherwise been replaced by American Airlines, Inc. (at the expense of American Airlines, Inc.) in accordance with the terms of Section 3.06(c)(ii) of the Intercreditor Agreement, such 20th day (or if such 20th day is not a Business Day, the next succeeding Business Day) shall be deemed to be an "Early Termination Date" and Party A shall make a termination payment to Party B in accordance with Part 1(j) of this Schedule. Without limiting the provisions of Part 5(i) of this Schedule, upon the occurrence of a Tax Event or a Tax Event Upon Merger, Party A shall have the right (but not the obligation) at any time, to (A) at its own expense, arrange for one or more Replacement Above-Cap Liquidity Providers to enter into and deliver to Party B a Replacement Above-Cap Liquidity Facility or (B) designate an Early Termination Date with respect to the Transaction evidenced by the Confirmation. For the avoidance of doubt, Party B shall have no right to designate an Early Termination Date following the occurrence of any Termination Event.

(I) CALCULATIONS. The "Payment Date" provisions in Section 6(d)(ii) are deleted in their entirety and replaced by the following:

      "The Termination Amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on such Early Termination Date."

(J) PAYMENTS ON EARLY TERMINATION. Section 6(e) is deleted in its entirety and replaced with the following:

      "Upon the occurrence or designation of an Early Termination Date with respect to the Transaction evidenced by the Confirmation, Party A shall make a termination payment to Party B on the Early Termination Date and in an amount equal to the "Termination Amount" for the Early Termination Date for credit to the Class G Above-Cap Reserve Account (as provided in Section 3.06(f) of the Intercreditor Agreement) to be applied as set forth in said Section 3.06(f) plus all Unpaid Amounts due and payable by Party A under the Confirmation on or prior to the Early Termination Date and upon such payments the Transaction evidenced by the Confirmation shall terminate.

      "Termination Amount" means, for any Early Termination Date, the amount obtained by solving the following formula for TA:

      TA =  (18.0% per annum - CR) x N x F

      where

      CR =  the Cap Rate designated in the Confirmation

      N =   the Notional Amount for such date

      F =   1.528

      For the avoidance of doubt, the Termination Amount shall not exceed US$ 92,486,325.60 at any time."

(K)   TERMINATION CURRENCY.  "Termination Currency" means United States
      Dollars.

(L) ADDITIONAL TERMINATION EVENT. Additional Termination Event will apply solely as specified in the Confirmation.

(M) LIMITATIONS ON CONDITIONS PRECEDENT. Notwithstanding Section 2(a), the obligation of Party A to make each payment specified in the Confirmation, so long as it shall remain in effect, shall not be subject to any conditions precedent, and, without limiting the foregoing, Party A agrees that it will make each such payment without offset, counterclaim or defense.

                                     PART 2
                               TAX REPRESENTATIONS

(A) PAYER TAX REPRESENTATIONS. For the purpose of Section 3(e), Party A and Party B each make the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

      (i) the accuracy of any representation made by the other party pursuant to Section 3(f);

      (ii)  the satisfaction of the agreement of the other party contained in
            Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

      (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d);

      provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)   PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f),

      (i) Party A represents that it is an unlimited liability company formed under the laws of England and Wales.

      (ii) Party B represents that it is a national banking association organized under the laws of the United States.

                                     PART 3
                         AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Section 4(a)(ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

                                                                       COVERED BY
 PARTY REQUIRED TO      FORM/DOCUMENT/        DATE BY WHICH TO BE     SECTION 3(D)
 DELIVER DOCUMENTS        CERTIFICATE              DELIVERED         REPRESENTATION
Party A             Evidence reasonably     Upon execution of this       Yes
and Party B         satisfactory to the     Agreement and the
                    other party as to the   related Confirmation
                    names, true signatures
                    and authority of the
                    officer or officials
                    signing this Agreement
                    or the Confirmation on
                    its behalf

Party A             A copy of the annual    Upon request, as soon        Yes
                    report for Party A      as publicly available
                    containing audited and
                    certified financial
                    statements for the
                    most recently ended
                    financial year

Party A             Opinions of counsel to  Upon execution of this        No
                    Party A reasonably      Agreement
                    satisfactory in form
                    and substance to Party
                    B with respect to this
                    Agreement

Party B             Certified copies of     Upon execution of this       Yes
                    all documents           Agreement
                    evidencing the
                    necessary corporate
                    authorizations and
                    approvals

                    with respect to the
                    execution, delivery,
                    and performance of
                    derivatives
                    transactions

Party B             Correct, complete and   Upon execution of this   Not applicable
                    executed U.S. Internal  Agreement, upon the
                    Revenue Form W-9 or     appointment of a
                    any successor thereto   successor
                                            Subordination Agent,
                                            and at any time upon
                                            reasonable request by
                                            Party A

                                     PART 4

                                  MISCELLANEOUS

(A)   ADDRESSES FOR NOTICES.  For the purpose of Section 12(a):

      (i) (A) Address for notices or communications to Party A (other than by facsimile):

                Address:     Credit Suisse First Boston International
                             One Cabot Square
                             London, E14 4QJ
                             England

                Attention:   (a) Head of Credit Risk Management
                             (b) Managing Director - Operations Department, and
                             (c) Managing Director - Legal Department
                Telex:       264521
                Answerback:  CSFBI G

                (For all purposes)

            (B) For the purpose of facsimile notices or communications to Party
                A under this Agreement (other than a notice or communication under Section 5 or 6):

                Facsimile:        (44)(20) 7888 2686
                Attention:         Managing Director - Legal Department

                Telephone for oral confirmation of receipt of facsimile in
                legible form:     (44)(20) 7888 2028

                Designated responsible employee for the purpose of
                Section 12(a)(iii): Senior Legal Secretary

      (ii)  Address for notices or communications to Party B:

            Address:    State Street Bank and Trust Company of
                        Connecticut,
                        National Association
                        c/o State Street Bank and Trust Company
                        2 Avenue de Lafayette - 6th Floor

                                     Boston, Massachusetts 02111-1724
                         Attention:  Ms. Alison D.B. Nadeau
                         Telephone:  (617) 662-1704
                         Facsimile:  (617) 662-1458

                         (For all purposes.)

            (B) OFFICES. The provisions of Section 10(a) will apply to this Agreement.

            (C)   MULTIBRANCH PARTY. For the purpose of Section 10(c):

                  Party A is not a Multibranch Party.
                  Party B is not a Multibranch Party.

            (D) CALCULATION AGENT. The Calculation Agent is Party A, provided that if Party B disagrees with respect to any calculation or determination, Party A and Party B each will appoint an independent Reference Market-maker, and such two Reference Market-makers jointly will appoint a third Reference Market-maker. Such three Reference Market-makers jointly will make such calculation or determination (acting as experts and not as arbitrators), whose calculation or determination will be binding and conclusive absent manifest error. In addition, if an Event of Default with respect to Party A has occurred and is continuing, Party B may appoint one of the following five entities as Calculation Agent: The Chase Manhattan Bank, UBS A.G., Bank of America, N.A., Deutsche Bank A.G. or Citibank, N.A.

            (E)   CREDIT SUPPORT DOCUMENTS.

                  With respect to Party A: None.

                  With respect to Party B: None.

            (F)   CREDIT SUPPORT PROVIDER.

                  Credit Support Provider means in relation to Party A: None.

                  Credit Support Provider means in relation to Party B: None.

            (G) GOVERNING LAW. This Agreement and each Confirmation will be governed by and construed in accordance with the laws of the State of New York.

            (H)   NETTING OF PAYMENTS. The Netting provision set forth in
                  Section 2(c) will not apply to any Transaction.

            (I)   AFFILIATE. Affiliate will have the meaning specified in
                  Section 14.

            (J) COVERED TRANSACTION. The Transaction evidenced by the Confirmation dated the date of this Agreement (Reference
                  Number: 522620007) will constitute the only Transaction and Confirmation supplementing, forming part of, and subject to, this Agreement.

                                     PART 5
                                OTHER PROVISIONS

(A) DEFINITIONS. This Agreement and the Transaction between the parties are subject to the 2000 ISDA Definitions and Annex to the 2000 ISDA Definitions (June 2000 Version) as published by the International Swaps and Derivatives Association, Inc. (collectively, the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. "Intercreditor Agreement" as used in this Agreement shall mean the Intercreditor Agreement dated as of September 24, 2002 among State Street Bank and Trust Company of Connecticut, National Association, as Trustee under the American Airlines Pass Through Trust 2002-1G, American Airlines Pass Through Trust 2002-1C, and American Airlines Pass Through Trust 2002-1D, WestLB AG, New York Branch, as Class G and Class C Primary Liquidity Provider, Party A as Class G Above-Cap Liquidity Provider, Party B as Subordination Agent, and MBIA Insurance Corporation as Policy Provider. Capitalized terms used and not defined herein, the Confirmation, or the Definitions shall have the meanings set forth in the Intercreditor Agreement, as amended or modified from time to time in accordance with the terms thereof.

(B) NO RELIANCE. Party A and Party B each represent to the other that it is entering into this Agreement and will enter into each Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

(C) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHT TO JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTION.

(D) NON-PETITION. Party A agrees that it will not, prior to the date that is one year and one day following the final payment of the Certificates (as defined in the Intercreditor Agreement), acquiesce, petition or otherwise invoke or cause, or join in invoking or causing, Party B or any other person or entity to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B.

(E) WAIVER OF RIGHT OF SET-OFF. Notwithstanding any provision of this Agreement, the Confirmation or any other existing or future agreement between the parties hereto, each party irrevocably waives any and all rights it may have to set-off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between the two parties hereunder against any obligations between the two parties, whether arising under any agreement, applicable law or otherwise.

(F) AMENDMENTS. This Agreement is hereby further amended as follows:

      (1) Section 2(b) is hereby amended by the insertion of the following at the end thereof after the word "change": "provided that if such new account shall not be in the same jurisdiction having the same power to tax as the original account, the party not changing its account shall not be obliged to pay any greater amounts and shall not receive less as a result of such change than would have been the case if such change had not taken place."

      (2) Section 2(d) is amended by adding thereto a new final sentence reading as follows: "Anything in this Section 2(d) to the contrary notwithstanding, Party B shall not be obligated to make any payment under this Section 2(d) to Party A".

      (3) Section 7 is amended by (A) deleting the "and" at the end of Section 7(a); (B) replacing the period at the end of Section 7(b) with a semi-colon; (C) adding the following as Section 7(c): "Party A may transfer all of its rights and obligations under this Agreement in accordance with Part 5(i)(2) of the Schedule to this Agreement; and"; (D) adding the following as Section 7(d): "any successor to the Subordination Agent appointed in accordance with Section 7.01(b) of the Intercreditor Agreement shall automatically become Party B to this Agreement."; and (E) adding a new penultimate sentence to
            Section 7 as follows: "Except as otherwise provided in Part 5(i)(2) of the Schedule to this Agreement and Section 7.01(b) of the Intercreditor Agreement, any purported transfer under this Section 7 shall require Ratings Confirmation".

      (4) Section 9(b) is amended by adding thereto a new sentence reading as follows: "In addition, no amendment, modification or waiver in respect of this Agreement will be effective unless Ratings Confirmation is received."

(G) LIMITATION OF LIABILITY. The obligations of Party B under this Agreement, and in respect of the Transaction evidenced by the Confirmation, are expressly limited to the extent of funds, if any, made available for such payment to Party B under, and in accordance with, the priorities of payments set forth in Sections 2.04(b), 3.02, 3.03 and 3.06 of the Intercreditor Agreement. No recourse under any obligation, covenant or agreement of Party B contained in this Agreement or the Confirmation shall be had against any incorporator, stockholder, agent, affiliate, officer, employee or trustee of Party B, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of Party B contained in this Agreement or the Confirmation are solely trust obligations of Party B and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, agents, affiliates, officers, employees or trustees of Party B, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of Party B contained in this Agreement or the Confirmation and that any and all personal liability of every such incorporator, stockholder, agent, affiliate, officer, employee or trustee of Party B for breaches by Party B of any such obligation, covenant or agreement, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided, however, that nothing in this paragraph shall relieve any of the foregoing persons from any liability which any such person may otherwise have for his/her or its gross negligence or willful misconduct or, with respect to the handling or transfer of funds, ordinary negligence.

(H) ELIGIBLE CONTRACT PARTICIPANT. Each party represents to the other that it is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act of 1922 (7 U.S. Code Section 1 et seq.) as amended ("CEA"). This Agreement and the Transaction hereunder are subject to individual negotiation by the parties. Neither this Agreement nor the Transaction hereunder has been executed or traded on a "trading facility" as defined in Section 1a(33) of the CEA.

(I) INDEMNIFIABLE TAX.

(1) The definition of "Indemnifiable Tax" in Section 14 is deleted in its entirety and replaced with the following:

      "INDEMNIFIABLE TAX" means any Tax imposed by a Relevant Jurisdiction with respect to Party A other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and State Street Bank and Trust Company of Connecticut, National Association acting in its individual capacity (including, without limitation, a connection arising from State Street Bank and Trust Company of Connecticut, National Association acting in its individual capacity being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from State Street Bank and Trust Company of Connecticut, National Association acting in its capacity as Subordination Agent on behalf of the Trustee having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document)."

(2) Notwithstanding any provision to the contrary contained herein, if Party A is required to pay additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of an Indemnifiable Tax, Party A may (at its own expense):

      (a) Transfer all of its rights and obligations under this Agreement to another Office or an "Approved Affiliate" if on the date of such transfer, such Approved Affiliate meets the Threshold Rating, which transfer will require neither a prior Ratings Confirmation nor consent by any party to the Operative Agreements. Party A agrees to provide written notice to Party B, American, the Policy Provider, and the Rating Agencies of any such transfer within five Business Days after such transfer and to promptly deliver to the Rating Agencies all relevant documentation with respect to such transfer. "Approved Affiliate" means Credit Suisse First Boston; or

      (b) Transfer all of its rights and obligations under this Agreement to another Affiliate of Party A that is not an Approved Affiliate, which transfer will require a prior Ratings Confirmation but will not require consent by any party to the Operative Agreements; or

      (c) Transfer all of its rights and obligations under this Agreement to any other person, which transfer will require a prior Ratings Confirmation and consent by the Policy Provider (which consent by the Policy Provider shall not be unreasonably withheld or delayed) or arrange for one or more Replacement Above-Cap Liquidity Providers to enter into and deliver to Party B a Replacement Above-Cap Liquidity Facility;

      provided that, in the case of any of clause (a), (b) or (c) above, both Party A and the transferee are dealers in notional principal contracts as defined in U.S. Treasury Regulation Section 1.446-3(c)(4)(iii).

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                                    CREDIT SUISSE FIRST BOSTON INTERNATIONAL

                                    By:    /s/ Priscilla Morales
                                           ------------------------------

                                    Name:  Priscilla Morales
                                           ------------------------------

                                    Title: Authorized Signatory
                                           ------------------------------

                                    Date:  September 24, 2002
                                           ------------------------------



                                    By:    /s/ Steven Reis
                                           ------------------------------

                                    Name:  Steven Reis
                                           ------------------------------

                                    Title: Authorized Signatory
                                           ------------------------------

                                    Date:  September 24, 2002
                                           ------------------------------

                                    STATE STREET BANK AND TRUST COMPANY OF
                                    CONNECTICUT, NATIONAL ASSOCIATION in its capacity as Subordination Agent on behalf of the Trustee under the Class G Trust Agreement.

                                    By:    /s/ Alison D.B. Nadeau
                                           ------------------------------

                                    Name:  Alison D.B. Nadeau
                                           ------------------------------

                                    Title: Vice President
                                           ------------------------------

                                    Date:  September 24, 2002
                                           ------------------------------